Ex. (m)(2)

Prudential Investments LLC

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

January 2, 2007

Board of Directors

Prudential Tax-Free Money Fund, Inc. (d/b/a/ Dryden Tax-Free Money Fund)

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re: Management Fee Waiver

____________________________

To the Board of Directors:

Effective January 2, 2007, Prudential Investments LLC (“PI”), as the Investment Manager of Dryden Tax-Free Money Fund, has contractually agreed to waive 0.15% of its management fee through April 30, 2008.

Prudential Investments LLC

By: /s/ Robert F. Gunia

Robert F. Gunia

Executive Vice President

L:\MFApps\CLUSTER RETAIL\Waivers\2007\Dryden TFM Fee Waiver thru 4-30-08.doc